EXHIBIT 99.1

                   RELIANCE BANCORP, INC. AND SUBSIDIARY
                    CONSOLIDATED STATEMENTS OF CONDITION
                                (UNAUDITED)
          (DOLLARS IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)



                                                       September 30,     June 30,
                                                         1999             1999
                                                       -------------     --------
Assets
Cash and due from banks.................................  $  29,623     $ 33,255
Debt and equity securities available-for-sale...........    123,877      122,168
Debt and equity securities held-to-maturity (with
   estimated market values of $48,702 and $28,840,
   respectively)........................................     48,835       28,835
Mortgage-backed securities available-for-sale...........    889,004      935,038
Mortgage-backed securities held-to-maturity (with
   estimated market values of $256,806 and $252,233,
   respectively)........................................    260,844      255,917
Loans receivable:
     Mortgage loans.....................................    824,835      810,894
     Commercial loans...................................     50,540       44,949
     Consumer and other loans...........................    132,219      127,350
       Less allowance for loan losses...................     (9,068)      (9,120)
                                                            --------     --------
             Loans receivable, net......................    998,526      974,073
Accrued interest receivable, net........................     14,148       13,095
Office properties and equipment, net....................     17,779       16,368
Prepaid expenses and other assets.......................     41,135       16,960
Mortgage servicing rights...............................      1,389        1,514
Excess of cost over fair value of net assets acquired...     53,232       54,373
Real estate owned, net..................................        507          177
                                                        -----------   ----------
             Total assets...............................$ 2,478,899   $2,451,773
                                                        ===========   ==========
Liabilities and Stockholders' Equity
Deposits................................................$ 1,555,159   $1,549,419
Borrowed Funds..........................................    711,989      702,434
Advance payments by borrowers for taxes and insurance...     12,693        6,399
Accrued expenses and other liabilities..................     27,356       21,854
                                                        -----------    ----------
             Total liabilities..........................  2,307,197    2,280,106
                                                          ---------    ---------

Commitments Stockholders' Equity
Preferred Stock, $.01 par value, 4,000,000 shares
  authorized; none issued...............................         --           --
Common stock, $.01 par value, 20,000,000 shares
  authorized; 10,750,820 shares issued; 8,589,490 and 8,586,210
    outstanding, respectively...........................        108          108
Additional paid-in capital..............................    121,309      121,037
Retained earnings, substantially restricted.............    119,607      115,976
Accumulated other comprehensive income:
   Net unrealized depreciation on securities
    available-for-sale, net of taxes....................    (14,654)     (10,546)
Less:
Unallocated common stock held by ESOP...................     (3,519)      (3,726)
Unearned common stock held by RRP.......................        (23)         (66)
Common stock held by SERP (at cost).....................       (551)        (550)
Treasury stock, at cost (2,161,330 and 2,164,610
   shares, respectively)................................    (50,575)     (50,566)
                                                         ----------     ---------
     Total stockholders' equity.........................    171,702      171,667
                                                        -----------    ----------
            Total liabilities and stockholders' equity..$ 2,478,899   $2,451,773
                                                        ===========   ===========



                   RELIANCE BANCORP, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENTS OF INCOME
                                (UNAUDITED)
                   (IN THOUSANDS, EXCEPT PER SHARE DATA)


                                                            Three Months Ended
                                                                September 30,
                                                              1999       1998
                                                              ----       ----
Interest income:
   First mortgage loans.................................    $ 15,814 $ 15,718
   Commercial loans.....................................       1,123    1,392
   Consumer and other loans.............................       2,644    2,925
   Mortgage-backed securities...........................      18,803   19,724
   Money market investments.............................          35      163
   Debt and equity securities...........................       2,903    2,946
                                                              ------   ------
      Total interest income.............................      41,322   42,868
                                                              ------   ------

Interest expense:
   Deposits.............................................      13,880   16,635
   Borrowed funds.......................................       9,993    9,030
                                                              ------   ------
      Total interest expense............................      23,873   25,665
                                                              ------   ------
      Net interest income before provision for loan losses    17,449   17,203
   Provision for loan losses............................          --      150
                                                              ------  -------
      Net interest income after provision for loan losses     17,449   17,053
                                                              ------   ------

Non-interest income:
   Loan fees and service charges........................         443      160
   Other operating income...............................       1,272    1,013
   Income from Money Centers............................         723      632
   Net gain on securities...............................          --       66
                                                             -------   ------
      Total non-interest income.........................       2,438    1,871
                                                               -----    -----

Non-interest expense:
   Compensation and benefits............................       5,267    5,286
   Occupancy and equipment..............................       1,697    1,775
   Federal deposit insurance premiums...................         230      228
   Advertising..........................................         217      268
   Other operating expenses.............................       1,868    1,570
                                                              ------    -----
      Total general and administrative expenses.........       9,279    9,127
   Real estate operations, net..........................          55       87
   Amortization of excess of cost over fair
     value of net assets acquired......................        1,141    1,140
   Total non-interest expense...........................      10,475   10,354

Income before income taxes..............................       9,412    8,570
Income tax expense .....................................       4,030    3,799
                                                              ------   ------

Net income..............................................     $ 5,382  $ 4,771
                                                               =====    =====

Net income per common share:
                 Basic..................................      $ 0.65   $ 0.53
                                                               =====     ====
                 Diluted................................      $ 0.62   $ 0.50
                                                                ====     ====



                   RELIANCE BANCORP, INC. AND SUBSIDIARY
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                                (UNAUDITED)
                           (DOLLARS IN THOUSANDS)

                                                               Three months ended
                                                                  September 30,
                                                               1999         1998
                                                               ----         ----

Cash flows from operating activities:
 Net income................................................. $ 5,382     $ 4,771
 Adjustments to reconcile net income to net cash
   provided by operating activities:
 Provision for loan losses..................................      --         150
 Provision for losses on real estate owned..................      29          35
 Amortization of premiums, net..............................      65         595
 Amortization relating to allocation and earned
   portion of stock plans...................................     702         913
 Amortization of excess of cost over fair value
   of net assets acquired..................................    1,141       1,140
 Amortization of mortgage servicing rights..................     125         201
 Depreciation and amortization..............................     350         451
 Net gain on securities.....................................      --         (66)
 Net gain on loans sold.....................................      (3)        (32)
 Proceeds from loans sold...................................   1,758       6,184
 Net gain on sale of real estate owned......................      (1)         --
 Increase in accrued interest receivable, net...............  (1,053)       (454)
 (Increase) decrease in prepaid expenses and other assets... (21,083)      1,892
 Increase in accrued expenses and other liabilities.........   5,594       6,680
                                                             --------    -------
     Net cash provided by operating activities..............  (6,994)     22,460
                                                              -------     ------

Cash flows from investing activities:
 (Originated and purchased loans) net of principal
    repayments.............................................  (26,466)    (11,053)
 Purchases of mortgage-backed securities available-for-sale. (12,353)   (194,362)
 Proceeds from sales of mortgage-backed securities
    available-for-sale.....................................       --     115,705
 Purchases of mortgage-backed securities held-to-maturity... (22,172)    (55,208)
 Principal repayments from mortgage-backed securities.......  71,476     110,897
 Purchases of debt securities available-for-sale............  (4,995)     (2,000)
 Purchases of debt securities held-to-maturity.............. (20,000)         --
 Proceeds from calls and maturities of debt securities......      --      12,195
 Proceeds from sales of debt securities available-for-sale..      --       1,292
 Purchases of office properties and equipment...............  (1,777)       (278)
 Proceeds from sales of real estate owned...................       4          --
                                                             --------   --------
     Net cash used in investing activities.................. (16,283)    (22,812)
                                                             --------    --------

Cash flows from financing activities:
 Increase in deposits.......................................   5,853      30,399
 Decrease in advance payments by borrowers for taxes
   and insurance............................................   6,294       3,231
 Proceeds from FHLB advances................................ 215,943      99,700
 Repayment of FHLB advances...............................  (222,006)    (45,136)
 Proceeds from reverse repurchase agreements................ 283,722     180,132
 Repayment of reverse repurchase agreements.................(269,104)   (258,450)
 Proceeds from other borrowings.............................   1,000         --
 Purchases of treasury stock................................    (530)    (15,621)
 Net proceeds from issuance of common stock upon
   exercise of stock options...............................      223         145
 Dividends paid.............................................  (1,750)     (1,640)
                                                             -------     --------
    Net cash provided by (used in)  financing activities....  19,645      (7,240)
                                                              ------     --------

 Net decrease in cash and cash equivalents..................  (3,632)     (7,592)
 Cash and cash equivalents at beginning of period...........  33,255      47,096
                                                              ------     -------
 Cash and cash equivalents at end of period.................$ 29,623    $ 39,504
                                                              ======      ======

       See accompanying notes to unaudited consolidated financial statements.




                   RELIANCE BANCORP, INC. AND SUBSIDIARY
              CONSOLIDATED STATEMENTS OF CASH FLOWS, CONTINUED
                                (UNAUDITED)
                           (DOLLARS IN THOUSANDS)


                                                                Three months ended
                                                                  September 30,
                                                                 1999        1998

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Cash paid during the three months ended for:

 Interest................................................... $ 22,369    $ 23,158
                                                               ======      ======

 Income taxes...............................................$      --    $    --
                                                                  ===        ===

Non-cash investing activities:
 Transfers from loans to real estate owned..................$     363    $    237
                                                                  ===         ===


       See accompanying notes to unaudited consolidated financial statements.



                   RELIANCE BANCORP, INC. AND SUBSIDIARY
            NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

1.    BASIS OF PRESENTATION

      The accompanying unaudited consolidated financial statements include the accounts of Reliance Bancorp, Inc. (the "Company"), its direct wholly-owned subsidiary, Reliance Federal Savings Bank (the "Bank") and the subsidiaries of the Bank.

      The unaudited consolidated financial statements included herein reflect all normal recurring adjustments which are, in the opinion of management, necessary for a fair presentation of the results for the interim periods presented. The results of operations for the three months ended September 30, 1999 are not necessarily indicative of the results of operations that may be expected for the entire fiscal year. Certain information and note disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. These unaudited consolidated financial statements should be read in conjunction with audited consolidated financial statements and notes thereto, included in the Company's 1999 Annual Report on Form 10-K.

2.    ACQUISITION OF RELIANCE BANCORP, INC. BY NORTH FORK
      BANCORPORATION, INC.

      On August 30, 1999, the Company announced that it had signed a definitive Agreement and Plan of Merger, dated as of August 30, 1999, with North Fork Bancorporation, Inc. NFB is the bank holding company parent of North Fork Bank, a New York State chartered stock commercial bank. The Merger Agreement provides, among other things, that Reliance will merge with and into NFB, with NFB being the surviving corporation.

      Pursuant to the Merger Agreement, each share of Reliance common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time will be converted into and become the right to receive 2.0 shares of NFB common stock, par value $2.50 per share.

      The Merger will be structured as a tax-free reorganization and will be accounted under the purchase method of accounting. Consummation of the Merger is subject to the satisfaction of certain customary conditions, including approval of the Merger Agreement by the stockholders of Reliance and approval of the appropriate regulatory agencies. Following consummation of the Merger, the Bank will be merged with and into North Fork Bank and Trust Company. It is anticipated that the Merger will be completed in 2000.

      Reliance has the right to terminate the Merger Agreement if the closing price of NFB's shares decline beyond a specified price and index, unless NFB elects to increase the Merger Consideration to be received by Reliance's stockholders as set forth in the Merger Agreement.

      The Merger Agreement also provides that options to purchase shares of Reliance Common Stock under Reliance's stock option plans that are outstanding at the Effective Time shall be converted into options to purchase shares of NFB Common Stock in accordance with the procedure set forth in the Merger Agreement. In connection with the Merger Agreement, Reliance granted to NFB a stock option pursuant to a Stock Option Agreement, dated as of August 30, 1999, which, under certain defined circumstances, would enable NFB to purchase up to 19.9% of Reliance's issued and outstanding shares of common stock. The Stock Option Agreement provides that the total profit receivable thereunder may not exceed $17.4 million plus reasonable out-of-pocket expenses.

      On October 29, 1999, the Company amended its definitive Agreement and Plan of Merger. The amendments reflect modifications and clarifications to the price-based termination provisions with regard to the determination of the index group price. The amendments also reflect the revision of the financial institutions group index to remove Dime Bancorp, Inc. The Bank and North Fork Bank also executed the Subsidiary Agreement and Plan of Merger, pursuant to which the Bank will merge with and into North Fork Bank.

3.    IMPACT OF NEW ACCOUNTING STANDARDS

      In June 1998, the FASB issued Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities" ("SFAS No.133"). SFAS No. 133 establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the statement of financial condition and measure those instruments at fair value. The accounting for changes in the fair value of a derivative (that is, unrealized gains and losses) depends on the intended use of the derivative and the resulting designation. SFAS No. 133 is effective for fiscal quarters of fiscal years beginning after June 15, 1999 and does not require restatement of prior periods. In June 1999, the FASB issued SFAS No. 137, "Deferral of Effective Date of SFAS No. 133", which defers the adoption of SFAS No. 133 by one year. Management of the Company believes the implementation of SFAS No. 133 will not have a material impact on the Company's financial condition or results of operations.

4.    COMPREHENSIVE INCOME

      The Company follows Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). SFAS No. 130 requires that all items that are components of "comprehensive income" be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is defined as "the change in equity [net assets] of a business enterprise during a period from transactions and other events and circumstances from nonowner sources." It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners. The Company adopted the provisions of SFAS No. 130 during the first quarter of fiscal 1999 and as such was required to (a) classify items of other comprehensive income by their nature in a financial statement; (b) display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section in the statement of financial condition and (c) reclassify prior periods presented. As the requirements of SFAS No. 130 are disclosure-related, its implementation had no impact on the Company's financial condition or results of operations.

Comprehensive income for the three months ended September 30, 1999 and 1998 is as follows:


                                                             Three Months Ended
                                                                 September 30,
                                                              1999          1998
                                                              ----          ----
                                                                  (Unaudited)

Net income ..............................................   $ 5,382       $ 4,771
Other comprehensive income, net of taxes:
     Change in net unrealized (depreciation)
       appreciation on securities available-for-
       sale net of reclassification adjustment...........    (4,108)        1,204
                                                            -------       -------

Comprehensive income.....................................   $ 1,274       $ 5,975
                                                            =======       =======
